UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  July 19, 2013
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Feel Golf Co., Inc.
(Exact name of registrant as specified in its charter)
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California	000-26777	77-0532590
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

20801 Biscayne Blvd., Suite 403
Aventura, FL 33180
(Address of Principal Executive Offices) (Zip Code)

866.326.3000
(Registrant’s telephone number, including area code)

200 S. Andrews Ave, Suite 703B
Fort Lauderdale, FL 33301
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Pre-payment of Cash and Promissory Note

On July 16, 2013, the Company (or “FGC”) modified its acquisition agreement with New Castle County Services, Inc., a Delaware corporation (“NCCS”) for the purchase of all assets relating to cognitive bran training games websites and blog (including the website Mind360.com).  Originally, as consideration for the acquisition of the assets, FGC was to pay $150,000 in cash to NCCS, no later than November 10, 2014 and to deliver to NCCS a promissory note in the amount of $850,000.  FGC and NCCS have agreed that FGC will issue to NCCS 50,000,000 (Fifty Million) shares of its common stock to NCCS or its designee in exchange for $50,000 (Fifty Thousand Dollars) of the $150,000 (One Hundred Fifty Thousand Dollars) that was due to be paid in cash.

Item 9.01.     Financial Statements and Exhibits

(c)    10.1     Agreement to take Shares in Lieu of Cash

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 19, 2013	Feel Golf Company, Inc.

	By	/s/Victoria Rudman
Name: Victoria Rudman Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Agreement to take Shares in Lieu of Cash